SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 3, 2003

FNBH BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-25752 (Commission File Number)	38-2869722 (IRS Employer Identification no.)

101 East Grand River Howell, Michigan (Address of principal executive office)		48843 (Zip Code)

Registrant's telephone number, including area code: (517) 546-3150

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press release dated October 3, 2003.

Item 9.         Regulation FD Disclosure.

On October 3, 2003, FNBH Bancorp, Inc. issued a press release announcing the planned retirement of its CEO, Ms. Barbara Draper. A copy of the press release is attached as Exhibit 99.1.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 3, 2003	FNBH BANCORP, INC. (Registrant)
	By:	/s/ Janice Trouba Janice Trouba Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated October 3, 2003 with respect to the retirement of Barbara Draper.

EXHIBIT 99.1

For Immediate Release

Contact:	Barbara Draper 517-545-2202 (office) bdraper@fnbsite.com

   Barbara Draper, FNBH Bancorp President and CEO, To Retire In May

HOWELL, Mich., October 3, 2003 – FNBH Bancorp, Inc, parent company of First National Bank in Howell, announced today that Barbara Draper, the bank’s president and chief executive officer, will retire effective May 1, 2004.

“I am extremely fortunate to have had the opportunity to lead an organization which has achieved exceptional financial performance and true community leadership,” Draper said. “However, I’ve reached a point in my life when I want to explore possibilities outside banking, perhaps in community service or education.”

Under Draper’s stewardship since 1993, net income at First National Bank has tripled ($2 million to $6.3 million), total assets have climbed from $154 million to $420 million and the bank’s market share has improved from third to first. In addition, FNBH Bancorp’s stock price has risen from $7.50 to $25 per share (close on September 29), while return on equity has averaged 17.7% and return on assets 1.8% during Ms. Draper’s tenure as president and CEO.

Equally important from Draper’s perspective is the fact that over the years, the bank has donated 2% of pre-tax profits to charity. This program has raised $1.3 million for organizations that share First National Bank’s commitment to the local community. Draper noted all of the bank’s officers offer leadership to community organizations, and the spirit of volunteerism is strong within the bank’s staff.

“The bank is in as strong a position as it has ever been, making this an ideal time to identify the next leader and begin his or her transition,” Draper said. “We have an outstanding board and management team, and I intend to spend the next seven months working with them, and the person appointed to succeed me, to ensure we continue to exceed customer and shareholder expectations.”

Draper joined First National Bank in 1983 as senior vice president, senior lender. She came to the bank from Bank of Commonwealth in Detroit, where she was also senior vice president. She was appointed president and chief executive officer of First National Bank in 1993.

Headquartered in Howell (Mich.), First National Bank has been the community bank for Livingston County for more than 100 years, with offices in Howell, Lake Chemung, Brighton, Hartland, Fowlerville and Howell VG’s. A new branch office is scheduled to open in Green Oak Township in December. The company’s stock price can be found on the NASDAQ Bulletin Board under the symbol FNHM. Purchases can be made by calling Howe Barnes at (800) 800-4693. For more information on First National Bank, visit www.fnbsite.com.

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